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                     EMPLOYMENT AND NONCOMPETITION AGREEMENT

This EMPLOYMENT AND NONCOMPETITION AGREEMENT (this "AGREEMENT") is made as of the Effective Date indicated below by and between SYMANTEC CORPORATION, a Delaware corporation ("SYMANTEC"), and Dennis Bennie ("EMPLOYEE").

                                   BACKGROUND

       This Agreement is entered into in connection with a Combination Agreement dated as of July 5, 1995 (the "COMBINATION AGREEMENT") between Green and Blue Symantec and Delrina Corporation, a corporation organized under the laws of Ontario ("DELRINA"). The Combination Agreement provides for the recapitalization of Delrina pursuant to which Delrina will become a subsidiary of Symantec and all the voting power of Delrina will be owned by Symantec (the "ARRANGEMENT"). The date on which the Arrangement becomes effective will be the effective date of this Agreement (the "EFFECTIVE DATE").

       Employee is the Chief Executive Officer of Delrina and has been actively involved in the development and marketing of Delrina's products. To preserve and protect the assets of Delrina, including Delrina's goodwill, customers and trade secrets of which Employee has and will have knowledge, and in consideration for Symantec's entering into and performing under the Combination Agreement, Employee has agreed to enter into this Agreement.

       NOW, THEREFORE, in consideration of the foregoing and the mutual agreements of the parties contained herein, and Employee hereby agree as follows:

       1.     EMPLOYMENT.  Symantec will employ Employee and Employee accepts
employment with Symantec commencing on the Effective Date.   Symantec may
terminate the employment of Employee on providing such notice or severance as required by applicable Ontario law. Symantec guarantees that all payments made to the Employee shall not be less than what is required to be paid pursuant to by applicable Ontario law. For purposes of calculating any amounts payable to Employee under applicable Ontario law upon the termination of Employee's employment, the parties agree that Employee's years as an employee of Delrina shall be considered part of such employment.

       2. DUTIES. Employee will be employed as a full-time employee of Symantec and will serve as an Executive Vice President responsible for communications products and reporting to Gordon Eubanks or his successor. At Symantec's option, it will be entitled to reasonable use of Employee's name in promotional, advertising and other materials used in the ordinary course of business.

       3. FULL-TIME EMPLOYMENT. Employee's employment will be on a full-time basis. Employee will not engage in any other business or render any commercial or professional

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 services, directly or indirectly, to any other person or organization, whether for compensation or otherwise that would violate the provisions of Section 8. Notwithstanding the foregoing, it will not be deemed a violation of Section 8 for Employee to make personal investments in publicly traded corporations regardless of the business they are engaged in, provided that Employee does not at any time own in excess of l0% of the issued and outstanding stock of any such corporation.

       4. SALARY. Employee's salary for the period commencing on the Effective Date will be no less than (Can.)$356,400 per year, payable semi-monthly, less required withholdings. Employee will be entitled to receive annual compensation reviews on the same basis as other Symantec employees.

       5. EMPLOYEE BENEFITS. Employee will be entitled to insurance, vacation and other benefits commensurate with his position in accordance with Symantec's standard policies in effect from time to time, including participation in Symantec's management bonus program under which Employee will be eligible to receive a bonus payable quarterly on Employee's performance of his objectives for the prior quarter, which bonus will be based on a target amount equal to 40% of Employee's base salary paid during such prior quarter.

       6. REIMBURSEMENT OF BUSINESS EXPENSES. Symantec will, in accordance with Symantec's policies in effect from time to time, reimburse Employee for all reasonable business expenses incurred by Employee in connection with the performance of his duties under this Agreement, including, without limitation, reasonable expenditures for business entertainment and travel, upon submission of the required documentation required pursuant to Symantec's standard policies and record keeping procedures.

       7. CONFIDENTIALITY. Simultaneously with the execution of this Agreement, Employee is executing and delivering and hereby adopts and agrees to be bound by Symantec's standard Assignment of Inventions and Confidentiality Agreement, a copy of which is attached to this Agreement as EXHIBIT A (the "ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENT").

       8.     AGREEMENT NOT TO COMPETE.

              (a) For the two-year period (reduced to one year if Employee's employment is terminated by Symantec) following the Effective Date and for so long thereafter as Employee is employed by Symantec or a subsidiary of Symantec, Employee shall not, directly or indirectly, individually or as an employee, partner, officer, director or shareholder (except to the extent permitted in Section 3 above) or in any other capacity whatsoever of or for any person, firm, partnership, company or corporation other than Symantec or its subsidiaries:

                     (i) Own, manage, operate, sell, control or participate in the ownership, management, operation, sales or control of or be connected in any manner with any business engaged, in the geographical areas referred to in
Section 8(b) below, in the design, research, development, marketing, sale (excluding licensing or sales of multiple kinds and brands of software as part of the management of a reseller or distributor), or licensing of computer software that is substantially similar to or competitive with any fax, communications (for the purposes of this Section 8, the term "communications" as applied to software will be defined to be limited to

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Internet, datacom, voice or paging software) or forms software products created, distributed or known by him to be under development by Delrina or any of its subsidiaries prior to the Effective Date;

                     (ii) To Employee's knowledge, directly or indirectly develop computer software that is substantially similar to or competitive with any other fax, communications or forms computer program or products the creation or development of which Employee participated in prior to the termination of Employee's employment with Symantec for any one or more of the following or any of their affiliates: Microsoft, McAfee, Stack, Attachmate, Wall Data, DataStorm (Procomm), Global Village and Xpedite.

                     (iii) Recruit, attempt to hire, solicit, assist others in recruiting or hiring, or refer to others concerning employment, in or with respect to the geographical areas referred to in Section 8(b) below, any person who is an employee of Delrina or Symantec or any of their subsidiaries or induce or attempt to induce any such employee to terminate his employment with Symantec, Delrina or any of their subsidiaries.

              (b) The geographical areas in which the restrictions provided for in this Section 8 apply include all cities, counties, provinces and states of the United States and Canada. Employee acknowledges that the scope and period of restrictions and the geographical area to which the restrictions imposed in this Section 8 applies are fair and reasonable and are reasonably required for the protection of Symantec and that this Agreement accurately describes the business to which the restrictions are intended to apply.

              (c)    It is the intent of the parties that the provisions of this
Section 8 will be enforced to the fullest extent permissible under applicable law. If any particular provision or portion of this Section is adjudicated to be invalid or unenforceable, this Agreement will be deemed amended to revise that provision or portion to the minimum extent necessary to render it enforceable. Such amendment will apply only with respect to the operation of this paragraph in the particular jurisdiction in which such adjudication was made.

              (d) Employee acknowledges that any material breach of the covenants of this Section 8 will result in immediate and irreparable injury to Symantec and, accordingly, consents to the application of injunctive relief and such other equitable remedies for the benefit of Symantec as may be appropriate in the event such a breach occurs or is threatened. The foregoing remedies will be in addition to all other legal remedies to which Symantec may be entitled hereunder, including, without limitation, monetary damages.

       9.     TERMINATION   (e)9.  SURVIVAL.  Employee's and Symantec's
obligations under Sections 5, 6, 7, 8, 9, and 10 (i) of this Agreement will survive the termination of Employee's employment by Symantec.

       10.    MISCELLANEOUS.

              (a) NOTICES. Any and all notices permitted or required to be given under this Agreement must be in writing. Notices will be deemed given (i) when personally received

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or when sent by facsimile transmission (to the receiving party's facsimile number), (ii) on the first business day after having been sent by commercial overnight courier with written verification of receipt, or (iii) on the third business day after having been sent by registered or certified mail from a location on the United States mainland or Canada, return receipt requested, postage prepaid, whichever occurs first, at the address set forth below or at any new address, notice of which will have been given in accordance with this
Section 10(a):

If to Symantec:      Attn. President
                     Symantec Corporation
                     10201 Torre Avenue
                     Cupertino, CA 95014
                     With a copy to: the General Counsel at the same address

If to Employee:
                     Tel:

with a copy to:
                     Attn:
                     Tel:
                     Fax:

              (b) AMENDMENTS. This Agreement, including Exhibit A hereto, contains the entire agreement and supersedes and replaces all prior agreements between Symantec and Employee or Delrina and Employee concerning Employee's employment. This Agreement may not be changed or modified in whole or in part except by a writing signed by the party against whom enforcement of the change or modification is sought.

              (c) SUCCESSORS AND ASSIGNS. This Agreement will not be assignable by either Employee or Symantec, except that the rights and obligations of Symantec under this Agreement may be assigned to a corporation which becomes the successor to Symantec as the result of a merger or other corporate reorganization and which continues the business of Symantec, or any other subsidiary of Symantec, provided that Symantec guarantees the performance by such assignee of Symantec's obligations hereunder.

              (d) GOVERNING LAW. This Agreement will be governed by and interpreted according to the substantive laws of the Province of Ontario without regard to such province's conflicts law. The parties agree that the courts in the city of Vancouver, British Columbia will be the exclusive venue for the adjudication of any disputes hereunder.

              (e) NO WAIVER. The failure of either party to insist on strict compliance with any of the terms of this Agreement in any instance or instances will not be deemed to be a waiver of any term of this Agreement or of that party's right to require strict compliance with the terms of this Agreement in any other instance.

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              (f)    SEVERABILITY.  Employee and Symantec recognize that the
limitations contained herein are reasonably and properly required for the adequate protection of the interests of Symantec. If for any reason a court of competent jurisdiction or binding arbitration proceeding finds any provision of this Agreement, or the application thereof, to be unenforceable, the remaining provisions of this Agreement will be interpreted so as best to reasonably effect the intent of the parties. The parties further agree to replace any such invalid or unenforceable provisions with valid and enforceable provisions designed to achieve, to the extent possible, the business purposes and intent of such unenforceable provisions.

              (g) COUNTERPARTS. This Agreement may be executed in counterparts which when taken together will constitute one instrument. Any copy of this Agreement with the original signatures of all parties appended will constitute an original.

              (h) EFFECT OF AGREEMENT. This Agreement will be void and have no effect if the Effective Date does not occur on or before December 31, 1995.

              (i) PAYMENT OF COSTS. The prevailing party in any action brought hereunder will be entitled to an award of attorneys' fees and costs, and all court fees, will be paid by the losing party, and the court will be authorized to make such determinations.

              IN WITNESS WHEREOF, this Agreement is made and effective as of the day and year first above written.


SYMANTEC CORPORATION                              EMPLOYEE
a Delaware corporation

By: /s/ Derek Witte                               /s/ Dennis Bennie

Vice President

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                                                        Exhibit A to Exhibit 4.5


             ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENT

       This agreement is entered into as of _________ by and between ________ (hereinafter "Employee") and Symantec Corporation, a Delaware Corporation, having its principal place of business at _________________ (hereinafter "Symantec").

       In consideration of his/her employment by Symantec and of the salary or wages and other benefits received by him/her during such employment, he/she agrees that the following terms and conditions shall govern his/her employment relationship with Symantec in regard to inventions and discoveries, works of authorship, and proprietary information, confidential information and trade secrets:

       1.     INVENTIONS AND DISCOVERIES

              A. Employee agrees that all inventions and discoveries, whether patentable or unpatentable, which are conceived or made by him/her during his/her employment, either solely or jointly with others, and which relate in any way to the products or business of Symantec, shall belong to Symantec. Employee agrees that he/she has been notified and understands that the provisions of this paragraph do not apply to any Invention that qualifies fully under the provisions of Section 2870 of the California Labor Code, which states as follows:

                     ANY PROVISION IN ANY EMPLOYMENT AGREEMENT WHICH PROVIDES THAT AN EMPLOYEE SHALL ASSIGN OR OFFER TO ASSIGN ANY OF HIS OR HER RIGHTS IN AN INVENTION TO HIS OR HER EMPLOYER SHALL NOT APPLY TO AN INVENTION THAT THE EMPLOYEE DEVELOPED ENTIRELY ON HIS OR HER OWN TIME WITHOUT USING THE EMPLOYER'S EQUIPMENT, SUPPLIES, FACILITIES, OR TRADE SECRET INFORMATION EXCEPT FOR THOSE INVENTIONS THAT EITHER: (1) RELATE AT THE TIME OF CONCEPTION OR REDUCTION TO PRACTICE OF THE INVENTION TO THE EMPLOYER'S BUSINESS, OR ACTUAL OR DEMONSTRABLY ANTICIPATED RESEARCH OR DEVELOPMENT OF THE EMPLOYMENT RESEARCH OR DEVELOPMENT OF THE EMPLOYER, OR (2) RESULT FROM ANY WORK PERFORMED BY THE EMPLOYEE FOR THE EMPLOYER. TO THE EXTENT A PROVISION IN AN EMPLOYMENT AGREEMENT PURPORTS TO REQUIRE AN EMPLOYEE TO ASSIGN AN INVENTION OTHERWISE EXCLUDED FROM BEING REQUIRED TO BE ASSIGNED UNDER CALIFORNIA LABOR CODE SECTION 1870 (A), THE PROVISION IS AGAINST THE PUBLIC POLICY OF THIS STATE AND IS UNENFORCEABLE.]

              B. Employee agrees that he/she will disclose to Symantec in writing any inventions and discoveries covered by this Agreement. Employee further agrees that, without further remuneration, he/she will do any and all of the following acts at the request and expense of Symantec:

                     (1) execute any assignments of Symantec or its nominee of the entire right, title, and interest in and to any such inventions and discoveries

                     (2) execute any other proper instruments or documents necessary or desirable in applying for and obtaining patents on such inventions and discoveries in the United States and foreign countries;

                     (3) to the extent that Employee fails to so execute such assignments or instruments, he/she hereby appoints the Secretary of Symantec as his/her attorney in fact to execute such assignments on such Employee's behalf; and

                     (4) to cooperate in the prosecution or defense of any claims, lawsuits, or other proceedings involving such inventions and discoveries.

       2.     WORKS OF AUTHORSHIP

         A. Employee agrees that any works of authorship such as writings, computer programs, and the like which are authored or created by him/her during his/her employment, either solely or jointly with others, and which relate in any way to the business of Symantec shall belong to Symantec whether copyrightable or not.

         B. Employee further agrees that without further remuneration, he/she will do any and all of the following acts at the request and expense of Symantec:

                     (1) execute any assignment to Symantec or its nominee of the entire right, title, and interest in and to any such works of authorship;

                     (2) execute any other proper instruments or documents necessary or desirable in applying for and obtaining registration of copyrights on such works of authorship in Canada and foreign countries, including renewal papers when appropriate; and

                     (3) cooperate in the prosecution or defense of any claims, lawsuits, or other proceedings involving such works or authorship.

         C. Employee hereby waives his/her right to enforce any moral or author's right which Employee may have in such works of authorship.

       3.     PROPRIETARY INFORMATION AND TRADE SECRETS

         A. Employee agrees that, in performing work for Symantec, he/she will not knowingly use any patented inventions, trade secrets, confidential information or proprietary information obtained from third parties, including any prior employer or any other organization or individual.

         B. Employee agrees that he/she will retain in confidence any and all proprietary information, confidential information and trade secrets belonging to Symantec, or belonging to a third party and in the possession of Symantec, which may come into his/her possession during his/her employment. Employee further agrees that he/she will refrain from doing any of the following acts with respect to such proprietary information, confidential information and trade secrets, both during his/her employment and thereafter, without first obtaining the consent in writing of an officer of
                     Symantec:

                     (1) communicate such proprietary information, confidential information or trade secret to any person outside Symantec or to any other firm, association, or corporation; and

                     (2) use such proprietary information, confidential information or trade secret for the private benefit of himself/herself or for the benefit of any person outside or any other firm, association, or corporation.


         C. Employee understands and agrees that the proprietary information and trade secrets of Symantec shall include, but shall not be limited to, the following:

                     (1) inventions, discoveries and computer programs not yet patented or published;

                     (2) unpublished technical specifications, data, source codes, object codes, drawings and descriptions on the proprietary hardware, software, and combined hardware/software products and processes of Symantec;

                     (3) current engineering, research, development, and design projects and research and development data;

                     (4) manufacturing processes and methods and apparatus and equipment not generally available or known to the public;

                     (5) non-public business information such as product costs, vendor and customer lists, lists of approved components and sources, price lists, production schedules, business plans and sales and profit and loss information not yet announced to or disclosed to the public;

                     (6) any other information not generally available to the public.

         D. Employee further agrees that all source code printouts, computer programs on storage media, records, files, memoranda, reports, price lists, customer lists, plans, sketches, documents, equipment, prototypes, and the like, which relate to the business of Symantec and which he/she uses, prepares, or comes into contact with during his/her employment shall remain the sole property of Symantec and shall be returned to Symantec on termination of his/her employment.

       4.     MISCELLANEOUS

         A. Employee understands that this Agreement may not be changed or terminated orally, and no change, termination or waiver of any of the provisions thereof will be binding unless in writing and signed by an Officer of Symantec.

         B. Employee further understands that any agreement previously executed by him/her during his/her employment with Symantec shall continue in force and effect as to any subject matter to which it applied, but in all other respects is superseded by this Agreement.

         C. This Agreement is not a contract for or guarantee of employment.


       IN WITNESS WHEREOF, the parties have entered into this Agreement effective as of the date set forth above.


SYMANTEC CORPORATION                         EMPLOYEE


____________________                    ____________________

Vice President


                               SIGNATURE PAGE TO
             ASSIGNMENT OF INVENTIONS AND CONFIDENTIALITY AGREEMENT